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                                                                    EXHIBIT 23.1


The Board of Directors
Maxxim Medical, Inc.:

We consent to the use of our reports included and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                    KPMG Peat Marwick LLP


Houston, Texas
March 9, 1998